Exhibit (11.1) - Earnings Per Share Calculation


                                               Year Ended June 30
                                          -----------------------------------
                                          2000(A)     1999(B)       1998(B)
                                          ----        ----          ----

Fully diluted:
-------------
Average shares outstanding dis- regarding dilutive outstanding stock options and warrants and conversion of debentures
     during each year . . . . . . . . . .            20,863,271
Dilutive stock options and warrants
     based on the treasury stock
     method using the average
     market price . . . . . . . . . . . .             2,168,747
Assumed conversion of:
     Floating Convertible
     Debenture. . . . . . . . . . . . . .             1,565,574
-----------                                         -----------
Shares outstanding . . . . . . . . . . .             24,597,592
                                                    ===========     ===========

Net loss . . . . . . . . . . . . . . . .             (4,701,285)
Interest on Floating Convertible
     Debenture, net of taxes . . . . . . .              113,613
-----------                                         -----------
Net loss for fully diluted
     calculation . . . . . . . . . . . . .          $(4,587,672)    $
                                                    ===========     ===========
Per share amount . . . . . . . . . . . .            $      (.19)
                                                    ===========     ===========
================================================================================

Note A: This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 13 of Statement of Financial Accounting Standards No. 128

Note B: The calculation is not presented because the exercise price of outstanding options was greater than the average market price, therefore, exercise of the options is not assumed.


                                                Year Ended June 30
                                         -------------------------------------
                                         2000            1999           1998
                                         ----            ----           ----

Primary
-------
Average shares outstanding . . . . .    20,863,271     19,317,382    18,813,545
                                       ===========    ===========   ===========
Net loss applicable to
     Common Shares . . . . . . . . .   $(4,701,285)   $(1,886,399)  $(4,402,014)
                                       ===========    ===========   ===========
Per share amount . . . . . . . . . .   $      (.23)   $      (.10)  $      (.23)
                                       ===========    ===========   ===========